Exhibit 99.1

Investor Contact: Berkman Associates (310)826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448-9700 xenonics@xenonics.com
Xenonics Reports 85% Increase in Third Quarter Revenue
and Sharply Narrower Net Loss
Nine-Month Revenue Increased 153% to $9.1 Million Versus $3.6 Million
Net Loss Decreased to $249,000 From $2.5 Million
CARLSBAD, CALIFORNIA — August 13, 2008 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in high-intensity illumination and high-definition night vision technologies, today announced sharply higher revenue and a sharply smaller net loss for the third quarter and first nine months of fiscal 2008 compared to the same periods of the prior year.
For the three months ended June 30, 2008, the net loss narrowed to $783,000, or $0.04 per share, versus a net loss of $1,952,000, or $0.11 per share, for the third quarter of fiscal 2007, as revenue increased 85% to $1,892,000 compared to $1,023,000 last year. For the first nine months of fiscal 2008, the net loss decreased to $249,000, or $0.01 per share, versus a net loss of $2,534,000, or $0.14 per share, for last year’s first nine months, as revenue increased 153% to $9,074,000 compared to $3,585,000 for the same period a year ago.
The increase in revenue for the third quarter and first nine months of fiscal 2008 versus the same periods of fiscal 2007 was driven primarily by higher sales of Xenonics’ NightHunter high-intensity illumination products to U.S. Army, U.S. Marines and military distributors.
At June 30, 2008, the Company had working capital of $4,615,000 and a current ratio of 8-to-1, as compared to working capital of $4,527,000 and a current ratio of 4.9-to-1 at September 30, 2007.
Chief Executive Officer Chuck Hunter said, “We have successfully completed the transition from our NightHunter II high-intensity illumination system with the introduction during the third quarter of our advanced NightHunter 3 device. The performance of this new product at demonstrations for military customers has consistently exceeded expectations. A number of military units have already submitted Operational Need Statements requesting funding for purchases of NightHunter 3. Production by our supplier, Perkin Elmer, is increasing steadily, and we expect this new device to contribute to our results beginning in the current quarter.” NightHunter 3 is half the size and weight of NightHunter II and can illuminate targets at a greater distance.
Hunter continued, “We also are pleased by the steady progress we are making in establishing our patented and proprietary SuperVision device as the night vision system of choice in our target markets. More than 80 police departments and state and federal agencies throughout the country have purchased our high-definition night vision system to date. Positive customer feedback and increasing re-orders confirm our view that SuperVision offers a price/ performance profile unmatched by any other night vision technology.”
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2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com

Xenonics Reports 85% Increase in Third Quarter Revenue and Sharply Narrower Net Loss
August 13, 2008
Page Two
Conference Call
Xenonics has scheduled a conference call at 11:00 a.m. EDT this morning to discuss its results for the quarter. The dial-in number is (800) 638-4930, and the passcode is 48247717. A simultaneous webcast of the conference call can be accessed from the Webcast Center of the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (888) 286-8010, passcode 18607497, after 1:00 p.m. EDT.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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XENONICS HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
rounded in thousands, except per share amounts	(unaudited)		(unaudited)
Revenues	$1,892,000	$1,023,000	$9,074,000	$3,585,000
Cost of goods sold	1,244,000	668,000	4,995,000	1,209,000

Gross profit	648,000	355,000	4,079,000	2,376,000

Selling, general and administrative	1,149,000	2,158,000	3,735,000	4,483,000
Engineering, research and development	289,000	175,000	630,000	486,000

Income (loss) from operations	(790,000)	(1,978,000)	(286,000)	(2,593,000)

Other income/(expense):
Interest income	7,000	26,000	39,000	62,000
Interest expense	—	—	—	(1,000)

Income (loss) before provision for income taxes	(783,000)	(1,952,000)	(247,000)	(2,532,000)
Income tax provision	—	—	2,000	2,000

Net income (loss)	$(783,000)	$(1,952,000)	$(249,000)	$(2,534,000)

Net income (loss) per share:
Basic	$(0.04)	$(0.11)	$(0.01)	$(0.14)
Diluted	$(0.04)	$(0.11)	$(0.01)	$(0.14)

Weighted average shares outstanding:
Basic	19,871,000	18,434,000	19,900,000	17,734,000
Diluted	19,871,000	18,434,000	19,900,000	17,734,000

XENONICS HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2008	2007
rounded in thousands, except par value	(unaudited)
Assets

Current Assets:
Cash	$860,000	$2,388,000
Investments	1,000,000	—
Accounts receivable, net	1,278,000	305,000
Inventories	1,769,000	2,635,000
Other current assets	370,000	365,000

Total Current Assets	5,277,000	5,693,000

Equipment, furniture and fixtures, net	175,000	215,000

Total Assets	$5,452,000	$5,908,000

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$423,000	$892,000
Accrued expenses	188,000	123,000
Accrued payroll and related taxes	51,000	151,000

Total Current Liabilities	662,000	1,166,000

Shareholders’ Equity:
Preferred shares, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, $0.001 par value, 50,000,000 shares authorized as of June 30, 2008 and September 30, 2007; 20,064,000 shares issued as of June 30, 2008 and 19,952,000 issued as of September 30, 2007; 19,951,000 shares outstanding as of June 30, 2008 and 19,839,000 outstanding as of September 30, 2007	20,000	20,000
Additional paid-in capital	23,638,000	23,341,000
Accumulated deficit	(18,562,000)	(18,313,000)

	5,096,000	5,048,000
Less treasury stock, at cost, 113,000 shares as of June 30, 2008 and September 30, 2007	(306,000)	(306,000)

Total Shareholders’ Equity	4,790,000	4,742,000

Total Liabilities and Shareholders’ Equity	$5,452,000	$5,908,000